UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): February 24, 2015

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures, including currency translation)

	November '14	December '14	January '15
Process Management	-5 to 0	-5 to 0	-10 to -5
Industrial Automation	0	-5 to 0	-10
Network Power	0 to +5	-5 to 0	-10
Climate Technologies	+15 to 20	0 to +5	-5 to 0
Commercial & Residential Solutions	0 to +5	+5	0 to +5
Total Emerson	0 to +5	-5 to 0	-10 to -5

January 2015 Orders Comments

Trailing three-month orders decreased mid-single-digits reflecting the impact of lower oil prices, mixed demand among geographies and markets and strength in the U.S. dollar, which deducted 6 percentage points through currency translation. Underlying orders were flat, as growth in Process Management and Commercial and Residential Solutions was offset by decreases in other segments. January orders were consistent with guidance provided during both our earnings call on February 3rd and our New York Investor's Conference on February 19th. The decline in oil prices since June has resulted in companies reducing capital spending budgets ranging from 10 to 50 percent in the process industry, most notably in the upstream oil and gas market. These spending reductions will have an impact on oil and gas related order rates over at least the next six to nine months. We are also concerned with the negative impact that the stronger U.S. dollar will have on our export driven U.S. customers as the year progresses. The sustained weakness in Europe and certain emerging markets is expected to continue to put downward pressure on orders until meaningful recovery in these areas begins to impact demand. Any recovery in these markets will be based on significantly lower energy cost inputs and weaker global currencies. The next several months will create "rough waters" for global industrial companies like Emerson, as our customer base evaluates where and how to allocate spending.

Process Management orders trends continued to reflect unfavorable currency translation, which deducted 11 percentage points, including backlog revaluation. Underlying orders grew moderately, led by Europe (including a large power project in Poland) and North America. Demand in other world areas was down. Downstream markets have been resilient, particularly in the chemical/petrochemical and power industries.

Industrial Automation orders were down, reflecting weakness in Europe and unfavorable currency. Underlying orders were down moderately, as continued weakness in power generation and motors and drives more than offset growth in the materials joining and fluid automation businesses. Currency translation deducted 5 percentage points.

Network Power orders decreased as underlying demand for data center infrastructure and telecommunications investment was weak. Asia experienced modest growth, but was more than offset by decreases in the Americas and Europe. Currency translation deducted 4 percentage points.

Climate Technologies orders were down as U.S. HVAC customers began to work through pre-built inventory driven by regulatory changes for U.S. residential air conditioning. Underlying orders were down modestly, with Asia and North America flat, and Europe remaining soft in all markets. Orders in the commercial and industrial refrigeration business remained strong led by transport and industrial applications. Currency translation deducted 2 percentage points.

Commercial & Residential Solutions orders grew modestly, reflecting favorable trends in U.S. residential and commercial construction. Growth was led by the food waste disposers, professional tools, and storage businesses. Currency translation deducted 1 percentage point.

Upcoming Investor Events

On Tuesday, May 5, 2015, Emerson will report second quarter 2015 results. Management will discuss the results during a conference call at 2:00 p.m ET the same day. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	February 24, 2015	By:	/s/ John G. Shively
John G. Shively Vice President and Assistant Secretary